Exhibit 5.1
                                  -----------


                         MACKEY PRICE THOMPSON & OSTLER
                           A Professional Corporation
                         Attorneys and Counselors at Law

                                American Plaza II
                          57 West 200 South, Suite 350
                          Salt Lake City, UT 84101-3663
                             Telephone 801-575-5000
                                Fax 801-575-5006


Randall A. Mackey                             Of Counsel: Allen Atkin & Clarkson
rmackey@mpwlaw.com                                              St. George, Utah





                                                 January 10, 2005



Paradigm Medical Industries, Inc.
2355 South 1070 West
Salt Lake City, Utah 84119

         Re: Form SB-2 Registration Statement Relating to the Sale of 18,448,006
             Shares of Common Stock

Ladies and Gentlemen:

         We have acted as your counsel in connection with the registration for sale on a Form SB-2 Registration Statement (the "Registration Statement") of 15,000,000 shares of common stock, $.001 par value (the "Common Stock") and for resale on the Registration Statement of 3,448,006 shares of Common Stock consisting of (i) an aggregate of 1,726,560 shares of Common Stock issuable upon the conversion of the Series G Convertible Preferred Stock; (ii) an aggregate of 382,353 shares of Common Stock issuable upon the exercise of warrants by Series G Preferred warrantholders; (iii) an aggregate of 422,634 shares of Common Stock issuable upon the exercise of warrants issued to 14 accredited investors in a private offering that was completed on June 30, 2003; and (iv) 916,459 shares of Common Stock pursuant to registration rights granted to certain individuals and entities (the "Securities").

         In such connection, we examined certain corporate records and proceedings of the company, including the proceedings taken in connection with the authorization and issuance of the Securities described above. Based upon the foregoing, we are of the opinion that when sold as contemplated by the Registration Statement, the Securities will, under Delaware law, be validly issued, fully paid and nonassessable.

         We hereby consent to being named in the Registration Statement and in the prospectus constituting a part thereof, as amended from time to time, as issuer's counsel and the attorneys who will pass upon legal matters in connection with the issuance or registration of the Securities, and to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                                             /s/ Mackey Price Thompson & Ostler

                                             Mackey Price Thompson & Ostler